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                                                                    EXHIBIT 10.1


                       AMERICA ONLINE LATIN AMERICA, INC.

VIA FACSIMILE AND MAIL

                                                                   July 22, 2003


Banco Itau, S.A.
Rua Boa Vista, 176
Sao Paulo - SP - Brazil
Attention: Mr. Roberto Setubal

     Re:  Number of Promoters Quarter 1

Dear Mr. Setubal:

     Reference is made to our correspondence dated June 26, 2003 as well as Sections 2b. (ii) and (vi) of the Memorandum of Agreement effective as of December 14, 2002 (the "MOA"), by and between America Online Latin America, Inc. ("AOLA"), AOL Brasil Ltda. ("AOLB") and Banco Itau S.A. ("Itau"). Capitalized terms used herein, but not otherwise defined herein, shall have the meaning ascribed to them in the MOA.

     This letter intents to supercede our letter of June 26, 2003. As previously stated in the aforementioned letter, we had opted for the deployment of 550 Promoters in Quarter 1 considering that the number of Promoters for Quarter 1 would be less than 400. According to the official calculation, the Number of Promoters for Quarter 1 is 297. For that reason, AOLB desire to redefine the number of promoters to be deployed in Quarter 1.

     Therefore, AOLB desires to notify Itau of its option to deploy 350 promoters in Quarter 1, starting as soon as possible, and require Itau to purchase interactive marketing in Quarter 1 in an amount equivalent to the "all in costs" (as defined by the MOA) to deploy the remaining 850 promoters and respective supervisors.

     Very Truly Yours,

AOL BRASIL LTDA.

By: /s/ Milton Camargo
    ------------------------------------
    Name:  Milton Camargo
    Title: President and General Manager


cc: Mr. Milton L. U. Monteiro
    Mr. James A. Chaves